UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/26/2005

ROYAL BODYCARE INC/NV
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-50417

NV	91-2015186
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2301 Crown Court, Irving, TX 75038
(Address of Principal Executive Offices, Including Zip Code)

972.893.4000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On May 26, 2005, a wholly owned subsidiary of Royal BodyCare, Inc., Royal BodyCare Canada, Inc., f/k/a Pure Life International Products, Inc., entered into an agreement to renew its lease on the office and warehouse facility it presently occupies in Burnaby, British Columbia for an additional five-year period commencing July 1, 2005. The lease was renewed on the same terms as the original lease dated August 23, 1994, except that the amount of leased space was reduced from 11,746 square feet to 8,160 square feet, and the monthly base rent was reduced from Cnd$10,634 to Cnd$6,256 ($8,386 and $4,933, respectively, at the exchange rate on the renewal date). The lease in force prior to renewal was scheduled to expire December 31, 2005.

A copy of the agreement to renew and the original lease are attached to this report as Exhibit 10.1 and 10.2, respectively, are hereby incorporated by reference to this report.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ROYAL BODYCARE INC/NV

Date: June 01, 2005.	By:	/s/ Steven A. Brown
Steven A. Brown
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Agreement to renew lease dated May 26, 2005, by and between Royal BodyCare Canada, Inc. and Mott Electric Motor Repair, Ltd.
EX-10.2	Lease agreement dated August 23, 1994, by and between Royal BodyCare Canada, Inc. (f/k/a Pure Life International Products, Inc.) and Mott Electric Motor Repair, Ltd.